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                                                                     EXHIBIT 3.8

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                      AASI ACQUISITION PROJECT NO. 1, INC.

                                    * * * * *

          AASI Acquisition Project No. 1, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, (the "Company"), does hereby certify:

          FIRST: That the Board of Directors, by the written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate of Incorporation of the Company be amended by replacing Article I in its entirety with the following:

                                    ARTICLE I

               "The name of the corporation is Mooney Airplane Company, Inc."

          SECOND: That in lieu of a meeting and vote of the stockholders, the stockholders have given unanimous written consent to said amendment in accordance with provisions of Section 228 of the General Corporation Law of the State of Delaware.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Roy H. Norris, this 26th day of March, 2002.


                                      /s/ Roy H. Norris
                                     -------------------------------------------
                                     Roy H. Norris,
                                     President and Chief Executive Officer


                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                          FILED 10 AM 04/01/2002
                                                               020206938-3498591